FINAL TRANSCRIPT





   CCBN StreetEvents


   CCBN StreetEvents Conference Call Transcript

   MTIC - MTI Technology Corporation Fiscal 2004 Third Quarter and Nine Months Financial Results Conference Call

   Event Date/Time: Feb. 17. 2004 / 2:00PM ET
   Event Duration: N/A



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



CORPORATE PARTICIPANTS
 Joyce Shinn
 MTI Technology Corporation - Investor Relations Manager

 Thomas Raimondi
 MTI Technology Corporation - Chairman, President, CEO

 Todd Schaeffer
 MTI Technology Corporation - CFO



CONFERENCE CALL PARTICIPANTS
 Marshall Tillman (ph)
 Locator Fund Investments




PRESENTATION



________________________________________________________________________________
Operator

Good day, ladies and gentlemen, and welcome to the MTI Technology, fiscal 2004 third quarter and nine-month financial results conference call. At this time, all participants are in a listen-only mode. Later we will conduct a question and answer session, and instructions will follow at that time. If anyone should require assistance during the call, please press star then 0 on your touch-tone telephone. As a reminder, this conference call is being recorded. Let's begin your conference call.


________________________________________________________________________________
Joyce Shinn  - MTI Technology Corporation - Investor Relations Manager

Hello, this is [Joyce Shinn]. We will start the conference call to discuss MTI Technology's fiscal year 2004, third quarter and nine-month financial results. I would like to introduce Mr. Thomas Raimondi, Chairman, President, and CEO, and Mr. Todd Schaeffer, CFO. A question and answer session will follow. Tom?


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO

Thank you, Joyce. This presentation contains forward-looking statements, including statements regarding the company's expectations, goals, or intentions regarding the future, plus our expectations regarding consolidation and cost saving, our commercial relationship with EMC Corporation, our backlog, our transition from a manufacturer to a solutions provider, and our global -- and our goals and expectations of revenue which are subject to change. The actual results may differ materially from those described in any forward-looking statement. In particular, there can be no assurance that MTI will improve revenues, achieve cost reductions, or meet its goals and expectations.

Important factors that may cause actual results to differ are set forth in the company's periodic filings with the U.S. Securities and Exchange Commission, including its Form 10(K) for the year ending April 5, 2003. Forward-looking statements speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law or the rules of the NASDAQ.

Thank you for joining us for the MTI Q3 financial results conference call. First, I'd like to start off the call by saying that MTI recorded net income of $1.5 million. The increase in our net income is due to three factors: one, our continued growth in revenue; the significant cost reductions that we've achieved over the past year; and MTI receiving favorable resolution of our tax matters. As a result of this, we will additionally expect to receive a tax refund of approximately $1.7 million in the near future, before the consideration of accrued interests.

Now that we have completed three full quarters where the vast majority of our resources and efforts are focused on our EMC partnership, I am pleased to say that the total revenue continues to grow quarter over quarter. In Q3, our total revenue grew sequentially from $20.5 to $21.2 million, a 3.4% increase over Q2. Although our top line revenue growth was not as high as we would have liked it to be, our product revenue did grow sequentially quarter over quarter by approximately 10% from $11.2 million to $12.3 million. Additionally, our product backlog increased by half a million dollars from $1.9 million to $2.4 million, from Q2 to Q3.

Product margins increased from 14.9% to 19.4%, and, additionally, our Professional Services revenue increased by 42% sequentially quarter over quarter. Our expectation is that our service maintenance revenue associated with existing legacy products will continue to decline over the coming year as we continue to upgrade our existing install base with new EMC solutions. Partially offsetting this decline in service revenue is our increasing professional services revenue, as well as maintenance revenue being derived from the sale of new EMC solutions.

Customer acceptance of the MTI/EMC partnership continues to grow. We continue to experience significant growth in our new name account business achieving over 40 new name account customers in Q3, a 100% increase over the preceding quarter. I have to tell you that we're incredibly proud of the traction that we're getting right now in our new name account business, and we haven't seen this kind of growth in new name accounts business really since the hey days of the Internet marketplace. If we examine our new name accounts business, approximately $8 million or 65% of product revenue was derived from these new name accounts.

So what does that mean? It means that new name account business grew by approximately $3.5 million or 79% growth over the prior quarter. Therefore, we're not just growing the top line sequentially, but we're really doing it in a manner that I'm most proud of. We're doing it with net new businesses, and we're expanding the MTI customer base, which is really key for us to continue growing. So it's not just the same old customers quarter after quarter buying, but it's really -- it's new customers fueling the growth at MTI.

We look at some of these new name accounts. We had some pretty big wins with impressive customers: British Petroleum bought $800,000 from us; American City Business Journal bought $432,000 from us; Schroder Life Insurance bought $640,000 from us; Triad Guaranteed Insurance bought almost $300,000 from us; Fuji Medical, $100,000; StadtwerkeWolfsburg $130,000; Pfizer Pharmaceutical, $400,000. So large, substantial, multinational corporations are selecting MTI as their solutions provider for very mission critical applications, which is really the core of our business and the strength of our services and sales organization. In addition to selling lots of [online] capacity and backup, the company continues to focus in its backup expertise, and we see a growing opportunity in the backup marketplace. As I've indicated in previous earning calls, MTI's significant expertise in design and implementation of large, complex backup solutions, having to participate in that segment of the industry for the past 15 years. Additionally, the company has a proven track record in selling and implementing large-scale Legato-based solutions.

We've had a strategic partnership with Legato for the past seven years. Currently, the company has over 4,000 Legato licenses under maintenance and has the following qualifications: We're Legato certified network administrator; we're Legato certified network specialists; we're Legato authorized training partner in our major countries, and we train in multiple languages, in French, in German, obviously, in English. With EMCs acquisition of Legato now complete and our strong partnership with both companies, we feel we are very well-positioned to leverage our expertise in this area. Last quarter, in Q3, our backup business accounted for 35% of total product revenue, so as we continue to grow the top line sequentially, we expect to see the backup business continue to play a significant roll in helping us grow the business.

So to summarize, we saw the following sequential, quarter over quarter results:
Total revenue increased by 3.4%; product revenue increased by 10%; our backlog increased by half a million dollars, or 22%; our product margins increased from 14.9% to 19.4%; our service revenue declined by 4%; our Professional Services revenue increased by 42%; our new name accounts increased by well over 100%, and revenue from new name accounts increased by 79%. As we look out into our current quarter and beyond, it's my expectation that we will continue to achieve sequential, growth quarter over quarter.

With that, I'd like Todd to walk us through some of the numbers in greater detail, and then after Todd walks us through the numbers, we would really like to open it for some questions so we can tell you more about our business and the success that we are creating at MTI.


________________________________________________________________________________
Todd Schaeffer  - MTI Technology Corporation - CFO

Thank you, Tom.

We continue to realize the benefit of our EMC partnership and our new business model. Revenues and gross margins increased from the prior quarter, primarily as a result of strong EMC and EMC-related product sales. Especially encouraging is the growth in new name accounts since the inception of the EMC relationship.

I would now like to discuss, in greater detail, the results in operations for the company's third quarter ended January 3, 2004, the nine-month period ended January 3rd, 2004, and the balance sheet as of the same date. Total revenue for the third quarter of fiscal 2004 was $21.2 million, compared to $20.5 million for the preceding fiscal quarter, and $19.6 million for the same quarter of the prior fiscal year. Total revenue was expected to exceed $23 million, however, a few large transactions processed near quarter end did not provide sufficient lead time to complete. As a result, the company's product backlog increased by $0.5 million, or $2.4 million at the end of Q3.

Total revenue for the third quarter of fiscal 2004 was comprised of 58% product revenue and 42% service revenue. In the preceding fiscal quarter, the composition of total revenue was 55% product revenue and 45% service revenue. In the same quarter of the prior fiscal year, total revenue was comprised of 48% product revenue and 52% service revenue. Product revenue was $12.3 million in the third quarter of fiscal 2004, compared to $11.2 million in the preceding fiscal quarter, and $9.4 million in the same quarter of the prior fiscal year. The $1.1 million increase over the preceding fiscal quarter represents a 10% increase, and the $2.9 million increase over the same quarter of the prior fiscal year represents a 31% increase.

The increase in product revenue was driven primarily by strong EMC-related hardware and software sales. EMC-related product revenue accounted for 64% of total product revenue in the third quarter of fiscal 2004. The remaining product revenue was comprised of proprietary MTI products and third-party backup and software products. The increase in product revenue, total revenue, and new name accounts in the preceding and year ago period is a strong indicator that customers continue to view the company's new business model positively. Service revenue was $8.9 million in the third quarter of fiscal 2004, compared to $9.3 million in the preceding fiscal quarter, and $10.2 million in the same quarter of the prior fiscal year.

The decline in service revenue is primarily related to the following factors:
First, a change in product mix. In the third quarter of fiscal 2003, we sold more backup products, which typically are sold without onsite warranties. The absence of an onsite warranty allows us to sell maintenance contracts and record service revenue rateably immediately after the transaction is complete. Second, a change in product warranty attributes. During fiscal 2003, we sold more proprietary products with maintenance contracts that uplifted the standard 5 x 9 onsite warranty to a 7 x 24 onsite warranty.

In contrast, EMC-related products are typically sold with standard onsite warranties of 7 x 24, therefore, eliminating an opportunity to record additional service revenue during the warranty period. It is important to note that growth in EMC product sales provides an opportunity to record maintenance contract revenue related to EMC software products, which are typically not sold with onsite warranties. Growth in EMC product sales also provides an opportunity to sell Professional Services as part of the overall solution. Professional Services revenue increased by $227,000 from the prior quarter, an increase by $381,000 from the same quarter of the prior year. This represents a 42% and 101% improvement, respectively. We are encouraged by the growth in Professional Services revenue and deferred software maintenance. As discussed during the last conference call, we believe our ability to increase these high margin service deliverables is a key determinant of the company's future success.

Product margin was 19.4% for the third quarter of fiscal 2004, compared with 14.9% for the preceding fiscal quarter. The increase in product margin percentage is primarily due to product mix, improved inventory management, and a reduction in anticipated warranty costs primarily related to EMC products. In the prior quarter, we recorded an inventory write-down of $100,000 and accrued $222,000 for anticipated warranty costs. There were no such charges recorded in Q3. Product margin for the third quarter of fiscal 2004 was 19.4% compared to 22% for the same quarter of the prior fiscal year.

The decline in both the gross margin and product margin percentages from prior year is consistent with the company's changing business model. Pursuing a storage solution provider model allowed the company to significantly reduce its cost of operations by eliminating research and development costs and significantly decreasing marketing and manufacturing expenses. At current revenue levels, the impact of lower product margins is more than offset by the reduction in operating costs.

Service margin for the third quarter of fiscal 2004 was 25.6% compared to 29.5% for the preceding fiscal quarter, and 38% for the same quarter of the prior fiscal year. The reduction in service margin percentages is due primarily to reduced service revenues, coupled with relatively fixed service delivery costs. The reduction in service revenues is consistent with management's expectations, given the aging installed base and the comprehensive warranty characteristics of EMC products.

Gross margin for the third quarter of fiscal 2004 was 22%, compared with 21.6% for the preceding fiscal quarter. The growth in gross margin is due primarily to the growth in product margins discussed previously. Gross margin for the third quarter of fiscal 2004 was 22%, compared with 30.3% for the same quarter of the prior fiscal year. The decrease is due primarily to the aforementioned change in strategy and the decline in the installed base maintenance contract revenue.

Operating expenses were $6.5 million for the third quarter of fiscal 2004, compared to $6.2 million for the preceding fiscal quarter. The increase in operating expenses is related to a $350,000 increase in selling expense, partially offset by a $196,000 reduction in general and administrative expense, and $70,000 reduction in marketing expense. In the prior quarter, we recorded a $251,000 reduction to restructuring expense related to a change in occupancy percentage in our Westmont, Illinois facility. After adjusting for this nonrecurring item, operating expenses would have only increased $84,000.

Operating expenses were $6.5 million for the third quarter of fiscal 2004, compared to $7.4 million for the same quarter of the prior fiscal year. The reduction in operating expenses is due primarily to the elimination of research and development costs. Research and development costs were zero in Q3 and $0.8 million in the same quarter of the prior fiscal year. As previously discussed, the recent shift in strategy to a storage solutions provider allowed the company to eliminate or significantly reduce certain costs associated with the developer/manufacturer business model. Operating expenses were 31% of total revenue for the third quarter of fiscal 2004, compared with 30% for the preceding fiscal quarter and 38% for the same quarter of the prior fiscal year.

For the third quarter of fiscal 2004, the Company recorded net income of $1.5 million, or 4 cents per diluted share, compared to a net loss of $1.7 million, or 5 cents per share for the preceding fiscal quarter, and a net loss of $1.4 million, or 4 cents per share for the same quarter of the prior fiscal year. The marked improvement in profitability was primarily due to revenue growth and cost reductions during fiscal 2004 and the favorable resolution of income tax matters related to prior years. In the fourth quarter of fiscal 2000, the Company accrued $1.7 million of income tax expense after notification by the IRS of tax deficiencies related to prior years. We appealed the IRS ruling and reached a settlement with the IRS in Q3, which will resulted in $0.2 million of income tax due. Consequently, we reversed $1.5 million income taxes payable.

Also, as part of the settlement agreement, the IRS allowed certain expenses related to legal payments to be carried back to offset income taxes paid in prior years. The amount of this refund is $1.7 million before consideration of accrued interest. The Company booked a $1.7 million income tax receivable in Q3. However, since the accrued interest is not estimable, it will be recorded when the funds are received.

The year-to-date numbers are as follows: total revenue for the first nine months of fiscal year 2004 was $59.5 million, compared to $60.0 million for the same period of the prior year, a decrease of less than 1%; product revenue for the first nine months of fiscal year 2004 was $31.8 million, compared to $27.7 million for the same period of the prior fiscal year, an increase of $4.1 million or 15%; service revenue for the first nine months of fiscal year 2004 was $27.7 million, compared to $32.3 million for the same period of the prior fiscal year, a decrease of $4.6 million or 14%. The change in product and service revenues during the first nine months of fiscal year 2004 compared to the same period of the prior fiscal year is due in large part to factors previously discussed.

The gross margin percentage for the first nine months of first 2004 was 23.2%, compared to 23.4% for the same period of fiscal year 2003. During the first nine months of fiscal 2004, the Company recorded net excess and obsolete inventory charges of $1.2 million, compared to $2.3 million during the same period of the prior fiscal year. Adjusting for these inventory-related charges, gross margin percentages would have been 25.2% for the first nine months of first 2004, and 27.2% for the same period of the prior fiscal year. As previously discussed, the normalized decline in gross margin percentage was expected and is primarily a result of the Company's shift in strategy.

Operating expenses for the first nine months of fiscal year 2004 were $19.9 million, compared to $26.9 million for the same period in the prior fiscal year. During the first nine months of fiscal 2004, the Company reported $0.2 million credit to restructuring expense compared to a charge of $1.3 million during the same period of the prior fiscal year. Adjusting for these restructuring charges, operating expenses would have been $20.1 million for the first nine months of fiscal 2004, and $25.6 million for the same period in the prior fiscal year. The reduction in operating expenses was due mainly to a $3.5 million reduction in research and development costs, $8.5 million reduction in sales costs, $8.2 million reduction in marketing costs, and $1.3 million in general and administrative costs.

The operating loss for the first nine months of fiscal 2004 was $6.2 million, compared to an operating loss of $12.9 million for the same period of the prior fiscal year. The net loss for the first nine months of fiscal 2004 was $3.1 million, compared to a net loss of $11.8 million for same period of the prior fiscal year. Adjusting for excess and obsolete inventory charges, restructuring charges, foreign currency gains and loses, and the gain from the sale of an investment in common stock in the first quarter of fiscal 2003, the operating loss and net loss for the first nine months of fiscal 2004 would have been $5.2 million and $2.2 million, respectively, compared to a $10.6 million operating loss and a $9.5 million net loss for the same period of the prior fiscal year.

Finally, I would like to discuss significant balance sheet as of January 3, 2004, the end of our third quarter. The Company had cash and cash equivalents of $3.3 million in unrestricted cash available under its line of credit of $4.6 million. The line of credit does not contain any covenants tied to performance and is scheduled to expire on June 30, 2004. Accounts receivable increased by $0.2 million to $18.3 million related to an increase in the size, number, and timing of transactions during the third quarter of fiscal 2004, compared to the preceding fiscal quarter. Although the accounts receivable balance has increased, 91% of the accounts receivables are less than 60 days old. Bad debt expense for the first nine months of fiscal 2004 totaled $35,000.

Inventories decreased by $0.9 million during the third quarter of fiscal 2004; $0.4 million of this reduction was related to a charge for excess and obsolete inventory related to logistics inventory. As of quarter end, the net book value of held-for-sale inventories totaled $1.4 million, or 35% of total inventories, and the net book value of logistics inventories totaled $3.5 million, or 65% of total inventories. Deferred income decreased by $0.4 million during the third quarter of fiscal 2004, primarily due to the decline in installed base contract maintenance revenues, sales of products with more comprehensive warranty characteristics, and the timing of customer billing.

I will now give the call back to Tom for further comments and questions.


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


Thank you, Todd. At this point, we'd like to open the call up for questions, please.

QUESTION AND ANSWER



________________________________________________________________________________
Operator


Thank you, sir. [Caller Instructions]. One moment while I compile a list of questions. Gentlemen, your first question comes from [Marshal Tillman of Locator Fund Investments]. Your question, please.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


If I recall, on the last conference call, there was an anticipation that revenue may reach 24, 25 million, which is quite short of what's been received. I wonder if that comparison was deceptive or if it's because of the delay of orders that were not booked into the Q3.


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


Hi, Marshall. One of the things we are finding is that, one, we actually had a very good bookings quarter last quarter. We left several million dollars on the dock. Our quarter end -- our quarter ends one week after EMC's quarter ends. So what we're finding is that if we don't get the business in, really within two weeks before their quarter ends, we have difficulty getting it out the door. As we look forward right now in this quarter and other quarters, we're putting a lot more emphasis within our sales organization to try to actually close our quarter a little bit sooner; if we want to gear into ourselves to get the product out the door.

So we had bookings that would have allowed us to get into that range. And if we take our backlog, we could have gotten into the range, but since we're no longer the manufacturer today, we don't have control over -- be able to get, I'll say, those orders that come in the last two weeks out the door -- the orders that come in the last couple weeks out of the door. So it's a fair comment. We did not get into the range that we had expected to get into. And we are trying to do a better job now anticipating what's coming and the timing of those orders.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


One other question. You've added sales staff as this Q3 started from the last conference call?


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO

Yes.

________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments

You've increased sales expenses, but the volume of business is down. What projections could you kind of count on? I know that it's difficult for you to be sure of any sales, but if you add sales and you restructured your sales group and you're not getting more volume of sales --


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


Well, we're --


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


-- is it competitive on the market or just --


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


No, no, first of all, if we look at where we were a year ago, a year ago we had -- let's just talk domestically -- domestically we had about 13 salespeople a year ago in the U.S. and today we have 23 to 25 people. It --selling's not an exact science. I wish it was. It takes between six and nine months to get a salesperson up to speed. You have a fallout ratio. If you hire six salespeople, somewhere between roughly about a third of those people are successful. We are seeing a pretty decent distribution of the revenue right now.

And as I mentioned in the call, we are seeing an increase in revenue. Revenue did -- top line did grow sequentially quarter-over-quarter. Product revenue did grow 10% quarter-over-quarter. Okay? And this is -- and we expect to see it to continue to grow quarter-over-quarter. Now, one of the things that we are fighting is the fact that the service revenue base is shrinking right now, okay, so we need to sell more at a high -- we need to sell more product revenue at a higher rate than the service revenue is growing. So we are seeing product revenue growth and the sales force is doing its job. And they are hitting some pretty decent numbers.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


Okay, now, on that service revenue, how closely is that allied to the EMC sales? Is service revenue going to be tied to that line primarily?


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO

Well, I'll talk about service revenue in general. MTI has been a manufacturer for the past 15 years. In the vast majority of everything we sold, we've sold maintenance contracts on. At one point we had revenues as high as $237 million a year, so we created a very large install base. As that, what I'll say Legacy product ages, and as we start to swap it out and replace it with newer EMC product, there have been and will be a decline in our Legacy contract and maintenance base. Now, we're offsetting that with the sale of new EMC product.

However, the sale of new EMC product comes with a two-year warranty. Okay? So at the end of -- so on 125, we'll be able to sell the customer a maintenance contract on the hardware. We do sell the customer maintenance contract on the software. Roughly after 90 days we start to get maintenance off the software. The EMC solutions that we sell today are much -- are richer solution sets, and, therefore, require more Professional Services to be performed, which is why we saw a substantial increase in our Professional Services revenue quarter-over-quarter. So as we continue to sell more product at higher rates, okay, we will eventually start to offset the decline in our Legacy contract and maintenance. Now, it's not an exact science to predict when that access will cross. But, again, the more product we sell, the more maintenance contracts we sell, the more Professional Services we sell, the sooner that will happen.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


Other than EMC product, are you servicing any other major manufacture products under these programs?


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


Yes, we are. We have service relationships with Legato, which is now part of EMC, Quantum, FalconStor, Brocade, so the vast majority of everything we sell in the umbrella of solution sets that we create around our EMC partnership that's complementary, we provide the full services capability on.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


The problem that I'm thinking of, or it's in the back of my mind, is when do you tether yourself so closely to a big elephant? If he can change direction, then you're kind of in the backup mode with that company; it's like being dependent too much on one company.


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


Well, we believe we have just a world class relationship with EMC. EMC has very publicly stated their strong commitment to their Channels and Partners Program. We own all the maintenance contracts on everything we sell, and quite honestly, we believe our success and the enhancement of our success is by even having a tighter relationship with EMC and by growing that partnership.

________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


Well, you know, usually -- it's like a marriage. You start off well, but it doesn't always end up that way. But my point is, would there be any condition or any opportunity or any pressure where maybe MTIC would be bought by EMC as part of their marketing agent and become part of the major corporation?


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


I've been asked that question before, and my response is, "Only EMC can answer that question."


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


Okay. A couple questions and I will leave you go.


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


Sure.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


What's occurring in the European market? I know the economy there is relatively soft.


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO

Our European market has been good. Our European organization has been consistent in hitting revenue targets. Our margin on our products in Europe have been consistent and have been -- have been on plan -- have been on plan for the last several quarters. As we look out towards the future we expect to see growth out of Europe. However, it's my expectation that our U.S. business will grow more rapidly, only in that we are adding more salespeople, sooner and quicker to the U.S. organization and plan to do so at a higher rate in the U.S. So as we look out a couple of quarters, right now where the business is pretty much 50/50, I expect the U.S. business to start to grow at a higher rated because our investment in people will be higher.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


Now, I would imagine it's difficult to add salespeople in Europe. It's a very difficult personnel market.

________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


Well, it's really --


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


I know especially in France and Germany, you hire somebody, you can't get rid of them.


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


That's a very true statement. So, therefore, we're more cautious as we add European head count, which is why our future operating plan says we'll higher at a higher rate in U.S. than we will in Europe.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


Final question. Anything developing in the oriental market?


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


No. That's -- we have no focus over there. Our focus is in the U.S. and U.K., Germany and France. And those are our principal marketplaces, and we see tremendous opportunity for growth within those spaces.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


Okay, this is a generic question of revenue. But with the backlog of approximately 2 .4 million carried over, you going into Q4, what would you think, 23, 24 million would be a realistic target for -- ?


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


Well, that -- if we look at numbers today, okay, I would say that we expect to be in the 23-plus range, assuming the backlog shifts, we get enough of the orders in in a timely manner, internally we would project a number north of 23.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


On the last conference, we were even thinking above 25.

________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


Yes, and we're being a little more conservative right now relative to the fact that we don't control the timing of the shipment. We are off to a good start. We are having a relatively linear quarter as far as bookings are concerned. We booked more business this quarter -- at this time this quarter than we did last quarter, but since we don't control the shipment of the product and our deal size is growing -- I mean, if we were to talk in those ranges, we're very comfortable.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


The only thing I'm concerned about, I'm not interested in comparing Q3 '04 with Q3 '03. That's dead meat. I'm only interested in the previous quarter, what are the sales and earnings progress. One other question and I'm finished.


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


Sure.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


And that is, X the IRS recovery --


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


 Yes.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


-- operating income per share?


________________________________________________________________________________
Todd Schaeffer  - MTI Technology Corporation - CFO


The actual operating loss was $1.8 million.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


So, actually, it was an operating loss without the IRS.


________________________________________________________________________________
Todd Schaeffer  - MTI Technology Corporation - CFO


Yeah, the operating loss does not include the effect of the resolution of the tax matters.


________________________________________________________________________________
Marshall Tillman  - Locator Fund Investments


Okay. That's all I need. Thank you, sir.


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


Thank you.


________________________________________________________________________________
Operator


As a reminder, ladies and gentlemen, if you wish to ask a question, please key star 1. Gentlemen, there are no further questions in queue for you at this time. Ladies and gentlemen, this concludes your question and answer portion of today's call. Tom, I will turn the presentation back to you for your closing remarks.


________________________________________________________________________________
Thomas Raimondi  - MTI Technology Corporation - Chairman, President, CEO


Okay, I want to thank everybody for their time and their participation in our Q3 earnings call, and I thank you for the questions.


________________________________________________________________________________
Operator


Ladies and gentlemen, thank you for your participation in today's conference. This concludes the presentation, and you may now disconnect. Have a great day.

________________________________________________________________________________

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